Exhibit 99.1

My Size Projects Over 20 Million Size Recommendations for MySizeID in 2020

Positive outlook reflects growing traction of MySizeID and its ability to reduce returns and increase shopper conversion as validated by client case studies

Airport City, Israel, January 9, 2020 – My Size, Inc. (the “Company” or “My Size”) (NASDAQ: MYSZ) (TASE: MYSZ), the developer and creator of smartphone measurement solutions, today announced that the Company projects over 20 million size recommendations in 2020 for MySizeID. MySizeID is a size-recommendation tool based on shoppers’ personal body measurements, taken with their smartphone sensors without using the camera.

Ronen Luzon, Chief Executive Officer of My Size, commented, “We continue to gain traction around the world among major retailers and consumers alike, since launching our MySizeID app in September of 2018. Specifically, MySizeID is generating significant industry buzz due to our proven ability to reduce returns and increase shopper conversions. By incorporating MySizeID into the eCommerce platform for large, middle, and small market retailers, we have repeatedly demonstrated our ability to increase our clients’ revenues and lower their operating costs.”

“Our various pricing plans with our customers are generally based on Price Per Size Recommendations (PPSR), which vary between $0.01- $0.10, plus a yearly maintenance fee. According to our projections, which are based on a combination of usage by our current customers and assumed adoption of MySizeID by prospective customers in our existing pipeline, we believe MySizeID will generate at least 20 million size recommendations over the course of 2020, with customer usage increasing exponentially over time.”

Mr. Luzon continued, “We are experiencing increasing demand from retailers worldwide that are looking for a turnkey solution that helps consumers choose their appropriate size and fit while shopping online. Our technology helps consumers to buy with confidence, enhance the shopping experience, and foster brand loyalty”

The MySizeID app is a turnkey solution that helps any online shopper choose the appropriate apparel size for that specific brand, based on the shopper’s real-time body measurements. My Size’s innovative technology enables consumers to measure themselves once using their smartphone and then be matched with a brand-specific apparel item in their size.

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About My Size, Inc.

My Size, Inc. (TASE: MYSZ) (NASDAQ: MYSZ) has developed a unique measurement technology based on sophisticated algorithms and cutting-edge technology with broad applications including the apparel, e-commerce, DIY, shipping and parcel delivery industries. This proprietary measurement technology is driven by several algorithms which are able to calculate and record measurements in a variety of novel ways. To learn more about My Size, please visit our website: www.mysizeid.com. We routinely post information that may be important to investors in the Investor Relations section of our website. Follow us on Facebook, LinkedIn, Instagram and Twitter.

Please click here for a demonstration of how MySizeID provides a full sizing solution for the retail industry.

Register here for a one-month free trial of MySizeID solution for your online store.

Please click here to download MySizeID for iOS.

Please click here to download MySizeID for Android.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with respect to the projected number of size recommendations. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Israel Press Contact:

Yaniv Leibovich

Leibovich Media
yanivleib@gmail.com

+972-54-444-0326

U.S. Press Contact:

5W Public Relations

mysizeid@5wpr.com

IR Contact:

Crescendo Communications, LLC
Tel: +1 212-671-1020

Email: MYSZ@crescendo-ir.com